(MULTICURRENCY - CROSS BORDER)

                                      ISDA

               INTERNATIONAL SWAPS & DERIVATIVES ASSOCIATION, INC.

                                MASTER AGREEMENT

Commonwealth Bank of Australia          Perpetual Trustees Australia Ltd.
ACN 123 123 124 (Party "A")             ACN 000 431 827 in its capacity as
                                        trustee of various Warehouse Funds and
Macquarie Securitisation Ltd            Sub-Funds from time to time established
ACN 003 297 336 (the "Manager")         under the Trust Deed (Party "B")

have entered and/or anticipate entering into one or more transactions (each a "TRANSACTION") that are or will be governed by this Master Agreement, which includes the schedule (the "SCHEDULE"), and the documents and other confirming evidence (each a "CONFIRMATION") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:-

1.   INTERPRETATION

(a) DEFINITIONS. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) INCONSISTENCY. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) SINGLE AGREEMENT. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "AGREEMENT"), and the parties would not otherwise enter into any Transactions.

2.   OBLIGATIONS

(a)  GENERAL CONDITIONS

     (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

     (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

     (iii)  Each obligation of each party under Section 2(a)(i) is subject to
            (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

(b) CHANGE OF ACCOUNT. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)  NETTING. If on any date amounts would otherwise be payable:-

     (i)    in the same currency; and

     (ii)   in respect of the same Transaction,

     by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

     The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties made and receive payments or deliveries.

(d)  DEDUCTION OR WITHHOLDING FOR TAX

     (i) GROSS-UP. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X") will:-

            (1)     promptly notify the other party ("Y") of such requirement;

            (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

            (3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

            (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:

                    (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4
                         (d); or

                    (B)  the failure of a representation made by Y pursuant to
                         Section 3(f) to be accurate and true unless such failure would not have occurred but for (1) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

     (ii)   LIABILITY. If:-

            (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under
                    Section 2(d)(i)(4);

            (2)     X does not so deduct or withhold; and

            (3) a liability resulting from such Tax is assessed directly against X,

            then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in
            Section 4(a)(i), 4(a)(iii) or 4(d).

(e) DEFAULT INTEREST, OTHER AMOUNTS. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by laws and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.   REPRESENTATIONS

     Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:-

     (a)    BASIC REPRESENTATIONS

            (i) STATUS. it is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

            (ii) POWERS. it has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorize such execution, delivery and performance;

            (iii) NO VIOLATION OR CONFLICT. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

            (iv) CONSENTS. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

            (v) OBLIGATIONS BINDING. its obligations under this Agreement and any Credit Support document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

     (b) ABSENCE OF CERTAIN EVENTS. No Event of Default or Potential Event Of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is party.

     (c) ABSENCE OF LITIGATION. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support document.

     (d) ACCURACY OF SPECIFIED INFORMATION. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

     (e) PAYER TAX REPRESENTATION. Each representation specified in the Schedule as being made by it for the purpose of this Section 3 (e) is accurate and true.

     (f) PAYEE TAX REPRESENTATION. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.   AGREEMENTS

     Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:-

     (a) FURNISH SPECIFIED INFORMATION. it will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:-

            (i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

            (ii) any other documents specified in the Schedule or any Confirmation; and

            (iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

     (b) MAINTAIN AUTHORIZATIONS. it will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

     (c) COMPLY WITH LAWS. It will comply in all material respects will all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

     (d) TAX AGREEMENT. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

     (e) PAYMENT OF STAMP TAX. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.   EVENTS OF DEFAULT AND TERMINATION EVENTS

(a) EVENTS OF DEFAULT. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "EVENT OF DEFAULT") with respect to such party:-

     (i) FAILURE TO PAY OR DELIVER. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

     (ii) BREACH OF AGREEMENT. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

     (iii)  CREDIT SUPPORT DEFAULT

            (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

            (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

            (3) the party or such credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

     (iv) MISREPRESENTATION. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

     (v) DEFAULT UNDER SPECIFIED TRANSACTION. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

     (vi) CROSS DEFAULT. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of

            (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable; or

            (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

     (vii) BANKRUPTCY. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:

            (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger);

            (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

            (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors;

            (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition:

                    (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

                    (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

            (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

            (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;

            (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

            (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses
                    (1) to (7) (inclusive); or

            (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

     (viii) MERGER WITHOUT ASSUMPTION. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:-

            (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

            (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) TERMINATION EVENTS. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:-

     (i) ILLEGALITY. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):-

            (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

            (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

     (ii) TAX EVENT. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date:

            (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)); or

            (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6 (d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or B));

     (iii) TAX EVENT UPON MERGER. The party (the "BURDENED PARTY") on the next succeeding Scheduled Payment Date will either:

            (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)); or

            (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

     (iv) CREDIT EVENT UPON MERGER. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

     (v) ADDITIONAL TERMINATION EVENT. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event) the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) EVENT OF DEFAULT AND ILLEGALITY. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6.   EARLY TERMINATION

(a) RIGHT TO TERMINATE FOLLOWING EVENT OF DEFAULT. If at any time an Event of Default with respect to a party (the "DEFAULTING PARTY") has occurred and is then continuing, the other party (the "NON-DEFAULTING PARTY") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3),

     (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)  RIGHT TO TERMINATE FOLLOWING TERMINATION EVENT.

     (i) NOTICE. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

     (ii)   TRANSFER TO AVOID TERMINATION EVENT. If either an illegality under
            Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under
            Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under
            Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

            If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

            Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

     (iii) TWO AFFECTED PARTIES. If an illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

     (iv)   RIGHT TO TERMINATE. If:-

            (1)     a transfer under Section 6(b)(ii) or an agreement under
                    Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

            (2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c)  EFFECT OF DESIGNATION

     (i)    If notice designating an Early Termination Date is given under
            Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

     (ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d)  CALCULATIONS

     (i) STATEMENT. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement:

            (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)); and

            (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

     (ii) PAYMENT DATE. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) PAYMENTS ON EARLY TERMINATION. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss" , and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

     (i) EVENTS OF DEFAULT. If the Early Termination Date results from an Event of Default:-

            (1) FIRST METHOD AND MARKET QUOTATION. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of:

                    (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over

                    (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

            (2) FIRST METHOD AND LOSS. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's loss in respect of this Agreement.

            (3) SECOND METHOD AND MARKET QUOTATION. If the Second Method and Market Quotation apply, an amount will be payable equal to:

                    (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less

                    (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

            (4) SECOND METHOD AND LOSS. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non defaulting Party will pay the absolute value of that amount to the Defaulting Party.

     (ii) TERMINATION EVENTS. If the Early Termination Date results from a Termination Event:-

            (1) ONE AFFECTED PARTY. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

            (2)     TWO AFFECTED PARTIES. If there are two Affected Parties:-

                    (A) If Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to:

                         (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less

                         (II) the Termination Currency Equivalent of the Unpaid
                              Amounts owing to Y; and

                    (B) If Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the loss of the party with the lower Loss ("Y")

            If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

     (iii) ADJUSTMENT FOR BANKRUPTCY. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this
            Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under
            Section 6(d)(ii).

     (iv) PRE-ESTIMATE. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.   TRANSFER

     Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:-

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement);

(b) and a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.   CONTRACTUAL CURRENCY

(a) PAYMENT IN THE CONTRACTUAL CURRENCY. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "CONTRACTUAL CURRENCY"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the pavement will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) JUDGMENTS. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered:

     (i)    for the payment of any amount owing in respect of this Agreement;

     (ii) for the payment of any amount relating to any early termination in respect of this Agreement; or

     (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) SEPARATE INDEMNITIES. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) EVIDENCE OF LOSS. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.   MISCELLANEOUS

(a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) AMENDMENTS. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) SURVIVAL OF OBLIGATIONS. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) REMEDIES CUMULATIVE. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and are not exclusive of any rights, powers, remedies and privileges provided by law.

(e)  COUNTERPARTS AND CONFIRMATIONS.

     (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

     (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) NO WAIVER OF RIGHTS. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) HEADINGS. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.  OFFICES; MULTIBRANCH PARTIES

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11.  EXPENSES

     A Defaulting Party will, on demand, indemnify and hold harmless the other party from and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.  NOTICES

(a) EFFECTIVENESS. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:-

     (i) if in writing and delivered in person or by courier, on the date it is delivered;

     (ii) if sent by telex, on the date the recipient's answer back is received;

     (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

     (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

     (v) if sent by electronic messaging system, on the date that electronic message is received,

     unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) CHANGE OF ADDRESSES. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13.  GOVERNING LAW AND JURISDICTION

(a) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) JURISDICTION. With respect to any suit, action or proceedings relating to this Agreement ("PROCEEDINGS"), each party irrevocably:-

     (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State Of New York and the United States District Court located in the Borough of Manhattan in New York City if this agreement is expressed to be governed by the laws of the State of New York; and

     (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

     Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside , if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) SERVICE OF PROCESS. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) WAIVER OF IMMUNITIES. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from:

     (i)    suit,

     (ii)   jurisdiction of any court,

     (iii) relief by way of injunction, order for specific performance or for recovery of property attachment of its assets (whether before or after judgment), and

     (iv) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.  DEFINITIONS

     As used in this Agreement:-

     "ADDITIONAL TERMINATION EVENT" has the meaning specified in Section 5(b).

     "AFFECTED PARTY" has the meaning specified in Section 5(b).

     "AFFECTED TRANSACTIONS" means:

     (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event; and

     (b)    with respect to any other Termination Event, all Transactions.

     "AFFILIATE" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

     "APPLICABLE RATE" means:

     (a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

     (b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

     (c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

     (d)    in all other cases, the Termination Rate.

     "BURDENED PARTY" has the meaning specified in Section 5(b).

     "CHANGE IN TAX LAW" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

     "CONSENT" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

     "CREDIT EVENT UPON MERGER" has the meaning specified in Section 5(b).

     "CREDIT SUPPORT DOCUMENT" means any agreement or instrument that is specified as such in this Agreement.

     "CREDIT SUPPORT PROVIDER" has the meaning specified in the Schedule.

     "DEFAULT RATE" means a rate per annum equal to the costs (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1 % per annum.

     "DEFAULTING PARTY" has the meaning specified in Section 6(a).

     "EARLY TERMINATION DATE" means the date determined in accordance with
     Section 6(a) or 6(b)(iv).

     "EVENT OF DEFAULT" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

     "ILLEGALITY" has the meaning specified in Section 5(b).

     "INDEMNIFIABLE TAX" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdictions of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

     "LAW" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and "lawful" and "unlawful" will be construed accordingly.

     "LOCAL BUSINESS DAY" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits):

     (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement,

     (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment,

     (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

     "LOSS" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or re-establishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

     "MARKET QUOTATION" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under
     Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. if fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

     "NON-DEFAULT RATE" means a rate per annum equal to the cost (without proof or evidence of any actual costs) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

     "NON-DEFAULTING PARTY" has the meaning specified in Section 6(a).

     "OFFICE" means a branch or office of a party, which may be such party's head or home office.

     "POTENTIAL EVENT OF DEFAULT" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event Of Default.

     "REFERENCE MARKET-MAKERS" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith:

     (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit; and

     (b) to the extent practicable, from among such dealers having an office in the same city.

     "RELEVANT JURISDICTION" means, with respect to a party, the jurisdictions:

     (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat,

     (b) where an Office through which the party is acting for purposes of this Agreement is located,

     (c)    in which the party executes this Agreement, and

     (d) in relation to any payment, from or through which such payment is made.

     "SCHEDULED PAYMENT DATE" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

     "SET-OFF" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

     'SETTLEMENT AMOUNT' means, with respect to a party and any Early Termination Date, the sum of:-

     (a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

     (b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

     "SPECIFIED ENTITY" has the meaning specified in the Schedule.

     "SPECIFIED INDEBTEDNESS" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

     "SPECIFIED TRANSACTION" means, subject to the Schedule,

     (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions),

     (b)    any combination of these transactions, and

     (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

     "STAMP TAX"' means any stamp, registration, documentation or similar tax.

     "TAX" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

     "TAX EVENT" has the meaning specified in Section 5(b).

     "TAX EVENT UPON MERGER" has the meaning specified in Section 5(b).

     "TERMINATED TRANSACTIONS" means with respect to any Early Termination Date:

     (a)    if resulting from a Termination Event, all Affected Transactions;
            and

     (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination
            Date).

     "TERMINATION CURRENCY" has the meaning specified in the Schedule.

     "TERMINATION CURRENCY EQUIVALENT" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other that the Termination Currency (the "OTHER CURRENCY"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

     "TERMINATION EVENT" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

     "TERMINATION RATE" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

     "UNPAID AMOUNTS" owing to any party means, with respect to an Early Termination Date, the aggregate of:

     (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date; and

     (b)    in respect of each Terminated Transaction, for each obligation under
            Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (6) above shall be reasonably determined by the party obliged to make the determination under
            Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

COMMONWEALTH BANK OF AUSTRALIA            PERPETUAL TRUSTEES AUSTRALIA LTD
ACN 123 123 124                           ACN 000 431 827

By:      /s/ Warren Everest               By:
Name:    Warren Everest                   Name:
Title:   Risk Manager                     Title:
Date     9 October 2000                   Date:

THE COMMON SEAL of MACQUARIE                               [THE COMPANY'S SEAL]
SECURITISATION LIMITED, ACN 003 297 336
was hereunto affixed in accordance with the Company's Constitution


/s/ Phil Richards                      /s/ Anthony Gill
-----------------                      ----------------
(Signature of Director)                (Signature of Director)

Phillip Jack Richards                  Anthony Peter Gill
(Name of Director in full)             (Name of Director in full)


                              Signed in my presence for and on behalf of Perpetual Trustees Australia Limited (A.C.N. 000 431 827) by its attorneys Richard Anthony Lovell and Robert Wagstaff who are personally known to me and each of whom declares that he/she has been appointed by the Board of Directors of that company as attorney of the company for the purposes of the Power of Attorney dated 3/12/99 (Registration No. 4257/420) and that he/she has no notice of the revocation of his her powers.

                              /s/ Stacey Gray             /s/ Richard Lovell
                              Signature of Witness        Signature of Attorney

                              Stacey Elizabeth Gray       /s/ Robert Wagstaff
                              Full name of Witness        Signature of Attorney

                                    SCHEDULE
                                     TO THE
                              ISDA MASTER AGREEMENT


Dated as of                   2000

between

COMMONWEALTH BANK OF AUSTRALIA,     and    PERPETUAL TRUSTEES AUSTRALIA LIMITED,
ACN 123 123 124 ("PARTY A")                ACN 000 431 827, IN ITS CAPACITY AS
                                           TRUSTEE OF VARIOUS WAREHOUSE FUNDS
                                           AND SUB-FUNDS FROM TIME TO TIME
                                           ESTABLISHED UNDER THE TRUST DEED
                                           ("PARTY B")

and

MACQUARIE SECURITISATION
LIMITED, ACN 003 297 336
(THE "MANAGER")


PART 1:              TERMINATION PROVISIONS

(a)      "SPECIFIED ENTITY" in relation to:

         (i)   Party A, is not applicable; and

         (ii)  Party B, is not applicable.

(b)      "SPECIFIED TRANSACTION" will have the meaning specified in Section 14.

(c)      (i)   The following provisions of Section 5 will not apply to Party A:

               Section 5(a)(ii)        Section 5(a)(v)        Section 5(b)(iii)
               Section 5(a)(iii)       Section 5(a)(vi)       Section 5(b)(iv)
               Section 5(a)(iv)        Section 5(b)(ii)

         (ii) The following provisions of Section 5 will not apply to Party B (or any Credit Support Provider of Party B):

               Section 5(a)(ii)        Section 5(a)(v)        Section 5(b)(iii)
               Section 5(a)(iii)       Section 5(a)(vi)       Section 5(b)(iv)
               Section 5(a)(iv)        Section 5(b)(ii)

(d) The "AUTOMATIC EARLY TERMINATION" provisions in Section 6(a) will not apply.

(E)      PAYMENT ON EARLY TERMINATION. For the purposes of Section 6(e) of this
         Agreement:

         (i)   Market Quotation will apply; and




                                                                              1.

         (ii)  the Second Method will apply.

(f)      "TERMINATION CURRENCY" means Australian dollars.

(G)      ADDITIONAL TERMINATION EVENT.  Not Applicable.



                                                                              2.

PART 2:              TAX REPRESENTATIONS

(A) PAYER TAX REPRESENTATIONS. For the purpose of Section 3(e) of this Agreement, Party A and Party B each make the following representation:

         It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to any other party under this Agreement. In making this representation, it may rely on:

         (i) the accuracy of any representation made by the other party pursuant to Section 3(f) of this Agreement;

         (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and

         (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement,

         provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(B)      PAYEE TAX REPRESENTATIONS. For the purpose of Section 3(f) of this
         Agreement:

         Party A makes the following representation:

         It is an Australian resident and does not derive the payments under this Agreement in part or whole in carrying on business in a country outside Australia at or through a permanent establishment of itself in that country.

         Party B makes the following representation:

         It is an Australian resident and does not derive the payments under this Agreement in part or whole in carrying on business in a country outside Australia at or through a permanent establishment of itself in that country.




                                                                              3.

PART 3:    AGREEMENT TO DELIVER DOCUMENTS

For the purpose of Section 4(a)(i) and (ii) of this Agreement, each party agrees to deliver to each other party the following documents, as applicable:

(A)      TAX FORMS, DOCUMENTS OR CERTIFICATES TO BE DELIVERED ARE:

PARTY REQUIRED TO DELIVER DOCUMENT   FORM/DOCUMENT/ CERTIFICATE                DATE BY WHICH DOCUMENT TO BE
                                                                               DELIVERED
Party A and Party B                  Any document or certificate                On the earlier of (a) learning that
                                     reasonably required or reasonably          such document or certificate is
                                     requested by a party in connection         required and (b) as soon as
                                     with its obligations to make a             reasonably practicable following a
                                     payment under this Agreement which         request by a party.
                                     would enable that party to make the
                                     payment free from any deduction or
                                     withholding for or on account of Tax
                                     or which would reduce the rate at
                                     which deduction or withholding for
                                     or on account of Tax is applied to
                                     that payment.

(B)        OTHER DOCUMENTS TO BE DELIVERED ARE:

PARTY REQUIRED TO DELIVER DOCUMENT   FORM/DOCUMENT/ CERTIFICATE                DATE BY WHICH DOCUMENT TO BE
                                                                               DELIVERED
Party A and Party B                  A list of authorised signatories for      At the execution of this Agreement
                                     the party and evidence satisfactory       and thereafter promptly upon any
                                     in form and substance to the other        change in authorised persons or upon
                                     party of the authority of the             request.
                                     authorised signatories of the party
                                     to execute this Agreement and each
                                     confirmation on behalf of the party.

Party A                              A legal opinion as to the validity        The date of this Agreement.
                                     and enforceability of that party's
                                     obligations under this Agreement in
                                     form and substance (and issued by
                                     legal counsel) reasonably acceptable
                                     to the other parties.

Party A                              A copy of the most recent annual          Upon reasonable request by the
                                     report of the party containing            Manager.
                                     consolidated financial statements,
                                     certified without qualification by
                                     independent public accountants and
                                     such other public information
                                     respecting its condition or



                                                                              4.

                                     operations, financial or otherwise,
                                     as the other parties may reasonably
                                     request from time to time.

Manager                              Copies of any reports or accounts         Upon reasonable request by Party A
                                     relating to any relevant Warehouse        subject to not being obliged to
                                     Fund or Sub-Fund as are produced for      deliver any document if to do so
                                     distribution to Investors or              would breach or infringe any law or
                                     presentation to the Board of              legally binding obligation or
                                     Directors of or the Manager and such      restraint.
                                     other information in Party B's or
                                     the Manager's control regarding the
                                     financial condition and business
                                     operations of any relevant Warehouse
                                     Fund or Sub-Fund as Party A may
                                     reasonably require.

Manager                              A copy of the Trust Deed.                 The date of this Agreement.

Manager                              A copy of any document amending or        Promptly upon any such document
                                     varying the terms of the Trust Deed.      becoming effective in accordance with
                                                                               its terms.

Manager                              A copy of the Security Trust Deed         5 Local Business Days prior to the
                                     relating to a Warehouse Fund or a         date of the first Transaction made
                                     Sub-Fund.                                 under this Agreement relating to
                                                                               that Warehouse Fund or Sub-Fund.

Other than the legal opinion referred to in this Part 3(b), all documents delivered under this Part 3(b) are covered by Section 3(d) representation.




                                                                              5.

PART 4:              MISCELLANEOUS

(A)      ADDRESSES FOR NOTICES. For the purpose of Section 12(a) of this
         Agreement:

         Address for notices or communications to PARTY A:

         Address:         Level 5
                          48 Martin Place
                          Sydney NSW 1155

         Attention: Manager, Client Services Centre - Documentation

         Facsimile No.:   (02) 9378 3291

         Address for notices or communications to PARTY B care of the Manager:

         Address:         Level 23
                          20 Bond Street
                          Sydney NSW 2000

         Attention:       The Manager: PUMA Programme

         Facsimile No.:   (02) 8232 4755

         Additionally, a copy of all notices pursuant to Sections 5, 6 and 7 as well as any change of a party's address, telephone number of facsimile number should be sent to:

         Address:         Perpetual Trustees Australia Limited
                          Level 3
                          39 Hunter  Street
                          Sydney NSW 2000

         Attention:       Manager - Mortgage Securitisation

         Facsimile No.:   (02) 9221-7870

(B)      PROCESS AGENT. For the purpose of Section 13(c) of this Agreement:

         Party A appoints as its Process Agent: Not Applicable.

         Party B appoints as its Process Agent: Not Applicable.

(C) OFFICES. The provisions of Section 10(a) will not apply to this Agreement.

(D)      MULTIBRANCH PARTY. For the purpose of Section 10(c) of this Agreement:

         Party A is not a Multibranch Party.

         Party B is not a Multibranch Party.

(E)      CALCULATION AGENT. The Calculation Agent is the Manager.

(F)      CREDIT SUPPORT DOCUMENT. Details of any Credit Support Document:



                                                                              6.

         (i)      In relation to PARTY A: Nil.

         (ii) In relation to PARTY B and each Sub-Fund: the Security Trust Deed relating to that Sub-Fund.

(G)      CREDIT SUPPORT PROVIDER.

         (i)      In relation to PARTY A: Not Applicable.

         (ii) In relation to PARTY B: In relation to each Sub-Fund, the Security Trustee.

(H) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws in force in New South Wales and Section 13(b)(i) is deleted and replaced with the following:

         "(i) submits to the non-exclusive jurisdiction of the courts of New South Wales and courts of appeal from them; and"

         NETTING OF PAYMENTS. Subparagraph (ii) of Section 2(c) of this Agreement will not apply in respect of all Transactions.

(i) "AFFILIATE" will have the meaning specified in Section 14 of this Agreement. However, for the purposes of Section 3(c), Party A and Party B is deemed not to have any Affiliates.



                                                                              7.

PART 5:              OTHER PROVISIONS

5.1      AMENDMENTS TO THE STANDARD ISDA FORM

(A)      SINGLE AGREEMENT: Section 1(c) is replaced with:

         "All Transactions are entered into in reliance on the fact that this Master Agreement and all Transactions (as evidenced by their Confirmations) form a single contract (collectively referred to as this "Agreement") and the parties would not otherwise enter into any Transactions. The entering into of each Transaction takes effect as an amendment to this Agreement (but no such amendment is effective to defeat or prejudice the operation of Section 15)."

(B)      PAYMENTS: In Section 2:

         (i)      In Section 2(a)(i) add the following sentence:

                  "Each payment will be by way of exchange for the corresponding payment or payments payable by the other party.";

         (ii) In Section 2(a)(ii) insert immediately after the words "freely transferable funds" the following words:

                  ", free of any set-off, counterclaim, deduction or withholding (except as expressly provided in this Agreement)".

         (iii)    Insert new paragraph (iv) in Section 2(a) immediately after
                  Section 2(a)(iii) as follows:

                  "(iv) The condition precedent in Section 2(a)(iii)(l) does not apply to a payment due to be made to a party if it has satisfied all its payment and delivery obligations under Section 2(a)(i) and has no future payment or delivery obligations, whether absolute or contingent under Section 2(a)(i).

                  Where:

                  (1) payments are due pursuant to Section 2(a)(i) by Party A to Party B (THE "PARTY A PAYMENT") and by Party B to Party A (the "PARTY B PAYMENT") on the same day; and

                  (2) the Security Trust Deed applicable to Party B's obligations and entitlement referred to in Section 2(a)(v)(l) has become, and remains at that time, enforceable,

                  then Party A's obligation to make the Party A payment to Party B shall be subject to the condition precedent (which shall be an "applicable condition precedent" for the purpose of Section 2(a)(iii)(3)) that Party A first receives either:

                  (3)      the Party B payment; or



                                                                              8.

                  (4) confirmation from Party B's bank that it holds irrevocable instructions to effect payment of the Party B payment and that funds are available to make that payment.";

         (iv)     Add the following new sentence to Section 2(b):

                  "Each new account so designated must be in the same tax jurisdiction as the original account."

         (v)      Delete Section 2(d)(i)(4) in its entirety;

         (vi) In Section 2(d)(ii)(l) delete the following words where they appear:

                  "in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4)";

         (vii)    Add the following as Section 2(f):

                  "(f) If on any day an amount would otherwise be payable by Party A pursuant to Section 2(a) or Section 2(c) in respect of a Transaction, then such amount will, unless otherwise agreed between Party A and Party B, be satisfied in part, or whole, from the then Prepayment Balance in relation to the Transaction."

(C)      ADDITIONAL REPRESENTATIONS: In Section 3:

         (i) the second line of Section 3 is amended by inserting after the words "is entered into" the words "or novated";

         (ii) Section 3(a)(v) is amended by inserting immediately after the words "creditors' rights generally" the following:

                  "(including in the case of a party being an ADI (as that term is defined in the Reserve Bank Act, 1959 (Cth) and Section 13A(3) of the Banking Act, 1959 (Cth))."

         (iii)    after "Section 3(f)" in line 2 insert "3(g), 3(h), 3(i) and
                  3(j)";

         (iv) insert the following new paragraphs (g), (h), (i) and (j) immediately after Section 3(f):

                  "(g) WAREHOUSE FUND AND SUB-FUND. By Party B, in respect of Party B only in its capacity as trustee of a Warehouse Fund or Sub-Fund (as applicable):

                           (i) VALIDLY CREATED. The Warehouse Fund or Sub-Fund has been validly created and is in existence at the date of this Agreement.

                           (ii) SOLE TRUSTEE. It has been validly appointed as trustee of the Warehouse Fund or Sub-Fund and is presently the sole trustee of the Warehouse Fund or Sub-Fund.

                           (iii) NO PROCEEDINGS TO REMOVE. No notice has been given to it and to its



                                                                              9.

                                    knowledge no resolution has been passed, or direction or notice has been given, removing it as trustee of the Warehouse Fund or Sub-Fund.

                           (iv)     POWER. It has power under the Trust Deed to:

                                    A.       enter into this Agreement and the
                                             Credit Support Documents (if any)
                                             in relation to the Warehouse Fund
                                             or Sub-Fund in its capacity as
                                             trustee of the Warehouse Fund or
                                             Sub-Fund (as applicable); and

                                    B.       mortgage or charge the assets of
                                             the Warehouse Fund or Sub- Fund in
                                             the manner provided in the Credit
                                             Support Documents (if any) in
                                             relation to Party B and the
                                             Warehouse Fund or Sub-Fund (as
                                             applicable).

                           (v) GOOD TITLE. It is the lawful owner of the assets of the Warehouse Fund or Sub-Fund and, subject only to the Credit Support Documents (if any) in relation to Party B and the Warehouse Fund or Sub-Fund and any security interest permitted under the Credit Support Documents (if any) in relation to Party B and the Warehouse Fund or Sub-Fund, those assets are free of all other security interests (except for Party B's right of indemnity out of the assets of the Warehouse Fund or Sub-Fund, as applicable).

                  (h) NON ASSIGNMENT. It has not assigned (whether absolutely, in equity, by way of security or otherwise), declared any trust over or given any charge over any of its rights under this Agreement or any Transaction (other than, in respect of Party B, and the Warehouse Funds or Sub-Funds created pursuant to the Trust Deed, the charge given pursuant to a Security Trust Deed).

                           (i) CONTRACTING AS PRINCIPAL. Subject to Section 15, each existing Transaction has been entered into by that party:

                           (i) in the case of Party A, as principal and not otherwise; or

                           (ii) in the case of Party B, in its capacity as trustee of a Warehouse Fund or Sub-Fund constituted under the Trust Deed and not otherwise.

                  (j) RELATIONSHIP BETWEEN PARTIES. Party A and Party B will be deemed to represent to the other on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):



                                                                             10.

                           (1) NON-RELIANCE. It is acting for its own account (in the case of Party B as trustee of the relevant Sub-Fund), and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment (or in the case of Party B, on the judgment of the Manager) and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction will not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from any other party will be deemed to be an assurance or guarantee as to the expected results of that Transaction.

                           (2) EVALUATION AND UNDERSTANDING. It is capable of evaluating and understanding (on its own behalf or through independent professional advice and, in the case of Party B, advice of the Manager), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

                           (3) STATUS OF PARTIES. The other party is not acting as a fiduciary or an adviser to it in respect of that Transaction."

         (v)      insert the following paragraph at the end of Section 3:

                  "Party B (or the Manager on its behalf) must notify Party A, the Manager and each Current Rating Authority in relation to a Sub-Fund of any circumstance which may arise from time to time of which it becomes aware and which would constitute a breach of any representation or warranty contained in this Section 3. In the event that Party B (or the Manager on its behalf) makes such notification, the relevant representation or warranty to which the notification relates will be deemed not to be repeated by Party B on each date on which a Transaction is entered into or novated (or in the case of the representation in Section 3(f), at any time) after the date of such notification.

(D)      ADDITIONAL COVENANT: In Section 4 add a new paragraph as follows:

         "(f) CONTRACTING AS PRINCIPAL. Subject to Section 15, Party A will enter into all Transactions as principal and not otherwise and Party B will enter into each Transaction in its capacity as trustee of a Warehouse Fund or Sub-Fund constituted under the Trust Deed and not otherwise."

(E) PAYMENT DEFAULT: In Section 5, delete Section 5(a)(i) and replace it with the following:

         "(i) FAILURE TO PAY OR DELIVER. Failure by the party to make, when due, any payment under this Agreement or delivery under
                  Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied at or before 10.00 am on the tenth Local Business Day after



                                                                             11.

                  notice of such failure is given to the party;"

(F)      TERMINATION: In Section 6:

         (i) add the following sentence at the end of the first paragraph of Section 6(b)(ii):

                  "However, if Party B is the Affected Party, then Party B (or the Manager on its behalf) will only be obliged to make such efforts to effect a transfer in accordance with this Section 6(b)(ii) as it is able to make by application of funds available for such application in accordance with the provisions of the Trust Deed."

         (ii) add the following sentence at the end of the second paragraph of Section 6(b)(ii):

                  "However, if Party A is that other party it must, if so requested by the Manager, use reasonable efforts to make such a transfer to an Affiliate (as that expression is defined in Section 14 disregarding any modification made by this Agreement) provided Party B has received written confirmation from the Manager (with a copy to Party A) that the Manager has received confirmation from each Current Rating Authority in relation to the Sub-Fund that such a transfer will not result in a reduction, qualification or withdrawal of the then rating assigned to the Registered Stock in relation to the Sub-Fund by any Current Rating Authority in relation to the Sub-Fund".

         (iii)    add the following sentence at the end of the last paragraph of
                  Section 6(b)(ii):

                  "However, consent may be withheld if the other party considers that its credit exposure to the transferor would be adversely affected by the transfer and, without limiting the foregoing, consent may be withheld by Party B if the transfer cannot be effected in accordance with the Transaction Documents in relation to the Sub-Fund."

         (iv)     Delete the last sentence of the first paragraph in Section
                  6(e).

(G)      TRANSFER: Section 7 is deleted and replaced with the following:

         "TRANSFER

         (a) Neither the interests nor the obligations of either party in or under this Agreement (including any Transaction) are capable of being assigned or transferred (whether at law, in equity or otherwise), charged or the subject of any trust or other fiduciary obligation (other than, in relation to Party B, the trust and fiduciary obligations created pursuant to the Trust Deed and any charge created by a Security Trust Deed). Any action by a party which purports to do any of these things is void.

         (b)      Nothing in this Section 7:

                  (i) restricts a novation of the interests and obligations of a party in or under this Agreement (including any Transaction) including, but not limited to, for the purposes of giving effect to a transfer under Section 6(b)(ii) or Part 5.2 (q)(ii)(4);



                                                                             12.

                  (ii) restricts a transfer by a party of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e);

                  (iii) restricts a transfer by a party after the other party has agreed to the variation of this Agreement to the extent necessary to permit such transfer; or

                  (iv) restricts a transfer by a Security Trustee pursuant to the exercise of its powers under a Security Trust Deed,

                  provided that Party B has received written confirmation from the Manager (with a copy to Party A) that the Manager has received confirmation from each Current Rating Authority in relation to the Sub-Fund that such transfer, variation or assignment by way of security (as the case may be) will not result in a reduction, qualification or withdrawal of the credit ratings then assigned to the Registered Stock in relation to the Sub-Fund by any Current Rating Authority in relation to the Sub-Fund.

         (c) Each party acknowledges that the other party enters into this Agreement and each Transaction on the basis that this Section 7 must be strictly observed and is fundamental to the terms of this Agreement (including each Transaction)."

(H)      MISCELLANEOUS: In Section 9(b) the first word "No" is replaced with:

         "Except to the extent that the entering into of each Transaction takes effect as an amendment to this Agreement (in the manner and subject to the qualification referred to in Section 1(c), as varied by Part 5.1(a) of the Schedule), no".

(I)      FACSIMILE TRANSMISSION: In Section 12:

         (i) delete the following words where they appear in lines 2 and 3 of Section 12(a):

                  "(except that a notice or other communication under Sections 5 or 6 may not be given by facsimile transmission or electronic messaging system)"; and

         (ii)     replace Section 12(a)(iii) with:

                  "(iii) if sent by facsimile transmission, on the date a transmission report is provided by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient notified for the purpose of this Section unless the recipient notifies the sender within one Business Day of the facsimile being sent that the facsimile was not received in its entirety in legible form;" and

                  (iii) insert a new paragraph (vi) in Section 12(a) immediately after Section 12(a)(v) as follows:

                           "(vi) if sent by ordinary mail, on the third (seventh, if posted to or from a place outside Australia) day after posting."

(J)      DEFINITIONS: In Section 14:



                                                                             13.

         (i)      Section 14 is renumbered as Section 14(a).

         (ii) replace the definition "Affected Transactions" with the following:

                  "AFFECTED TRANSACTIONS" means:

                  (a) with respect to a Termination Event that is a Tax Event where Party A is the Affected Party, all Transactions affected by the occurrence of such Termination Event; and

                  (b) with respect to any other Termination Event, all Transactions."

         (iii) replace the definition "Local Business Day" with the following:

                  ""LOCAL BUSINESS DAY" has the same meaning as "BUSINESS DAY""

         (iv)     delete the following words from the definition of "Default
                  Rate":

                  "plus 1 % per annum".

         (v)      the definition of "MARKET QUOTATION" is replaced with:

                  "MARKET QUOTATION" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will take into account any existing Credit Support Document with respect to the obligations of such party.

                  Each quotation will be determined as either:

                  (1) the amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party and the quoting Reference Market-maker to enter into a transaction (the "REPLACEMENT TRANSACTION") that would have the effect of preserving for such party the economic equivalent of the Future Obligations of both parties; or

                  (2) the present value (calculated using commercially reasonable discount rates) of the difference or the differences on each Scheduled Payment Date that would have occurred after the Early Termination Date between:

                           (a) the Future Obligations of the other party to the Terminated Transaction or Terminated Transactions; and

                           (b) the obligations that a quoting Reference Market-maker would have under a transaction ("REPLACEMENT TRANSACTION") that would preserve for the party making the determination that party's Future Obligations, with such present value being positive if (a) is greater than (b) and negative if (a) is less than (b).



                                                                             14.

                  The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which the quotation or quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other.

                  If more than 3 quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly 3 such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than 3 quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined."

         (vi)     insert the following new definitions:

                  ""CURRENT RATING AUTHORITY" in relation to a Transaction means a Current Rating Authority (as defined in the Trust Deed) in relation to the Sub-Fund, if any, specified pursuant to Part 5.2(d) in relation to that Transaction or, if applicable, in relation to the Sub-Fund to which that Transaction has been novated.

                  "ELIGIBLE ACCOUNT" in relation to a Transaction means an account in the name of Party B as trustee of the Sub-Fund specified pursuant to Part 5.2(d) in relation to that Transaction, or, if applicable, as trustee of the Sub-Fund to which that Transaction has been novated, held with a financial institution (specified by Party A) with short term credit ratings of P-1 by Moody's, F-1+ by Fitch and A-1+ S&P and includes the account established pursuant to clause 12 of the Trust Deed in relation to that Sub-Fund to the extent that the holder of that account is rated in this manner.

                  "FITCH" means Fitch IBCA (Australia) Pty. Limited, ACN 081 339 184 and includes its successors and assigns.

                  "FUTURE OBLIGATIONS" means all payment or delivery obligations (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) of a party under Section 2(a)(i) in respect of a Terminated Transaction or group of Terminated Transactions, that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. (For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included).

                  "MANAGER" means the "Manager" from time to time under the Trust Deed, which Manager is at the date of this Agreement Macquarie Securitisation Limited, ACN 003 297 336 of Level 22, 20 Bond Street, Sydney.



                                                                             15.

                  "PREPAYMENT AMOUNT" has the meaning given in Part 5.2(q)(iii).

                  "PREPAYMENT BALANCE" in relation to a Transaction means the amount then standing to the credit of the Eligible Account in respect of prepayments by Party A pursuant to Part 5.2
                  (q)(ii)(3), (v)(1) or (vii) in respect of that Transaction and interest (net of any government or bank fees) on that amount and which has not been utilised pursuant to Section 2(e) or repaid to Party A pursuant to Part 5.2(q)(v)(2) or (viii).

                  "PRESCRIBED RATINGS" in relation to a Transaction means a long term rating of A2 or higher by Moody's (if Moody's is a Current Rating Authority in relation to the Transaction), a short term rating of F-1 + by Fitch (if Fitch is a Current Rating Authority in relation to the Transaction) and either a long term rating of AA- or a short term rating of A-1+ by S&P (if S&P is a Current Rating Authority in relation to the Transaction).

                  "TRUST DEED" means a Deed of Trust dated 13 July 1990 (as amended) made between the party named as the Founder in the First Schedule of that Deed and Party B, pursuant to which the trust funds, collectively known as the "PUMA Fund" are constituted."

         (vii)    Insert the following new Sections 14(b), (c) and (d) after
                  Section 14(a):

                  "(b) Unless the context indicates a contrary intention, references in this Agreement to a "Confirmation" include a reference to a "Novation Confirmation" as defined in the Master Novation Annex annexed to this Agreement.

                  (c) Unless otherwise defined herein, terms defined in the Trust Deed (either expressly or by incorporation by reference) have the same meaning where used in this Agreement."

                  (d)      INTERPRETATION:

                           (i) references to time are references to Sydney time;

                           (ii) a reference to "WILFUL DEFAULT" in relation to Party B in respect of a Sub-Fund means, subject to Section 14(d)(iii), any wilful failure by Party B to comply with, or wilful breach by Party B of, any of its obligations under any Transaction Document relating to the Sub-Fund, other than a failure or breach which:

                                    A.  (1)  arises as a result of a breach of a
                                             Transaction Document relating to
                                             the Sub-Fund by a person other
                                             than:

                                             (a)  Party B; or
                                             (b)  any other person referred to
                                                  in Section 14(d)(iii); and


                                                                             16.

                                        (2)  the performance of the action (the
                                             non-performance of which gave rise
                                             to such breach) is a precondition
                                             to Party B performing the said
                                             obligation;

                                    B.  is in accordance with a lawful court
                                        order or direction or required by law;
                                        or

                                    C.  is:

                                        (A)  in accordance with any proper
                                             instruction or direction of the
                                             secured  creditors  in relation to
                                             the Sub-Fund given at a meeting of
                                             the secured creditors in relation
                                             to the Sub-Fund convened pursuant
                                             to the Security Trust Deed;

                                        (B)  in accordance with any proper
                                             instruction or direction of the
                                             Investors in relation to the
                                             Sub-Fund given at a meeting
                                             convened under the Security Trust
                                             Deed;

                           (iii) a reference to the "FRAUD", "NEGLIGENCE" or "WILFUL DEFAULT" of Party B in relation to a Sub-Fund means the fraud, negligence or wilful default in relation to the Sub-Fund of Party B and of its officers, employees, agents and any other person where Party B is liable for the acts or omissions of such other person under the terms of any Transaction Document in relation to the Sub-Fund;

                           (iv) a reference to "NEITHER PARTY" will be construed as a reference to "NO PARTY";

                           (v) a reference to "OTHER PARTY" will be construed as a reference to "OTHER PARTIES";

                           (vi) a reference to Party B is a reference to Party B in its capacity as trustee of the relevant Warehouse Fund or Sub-Fund only, and in no other capacity; and

                           (vii) a reference to the undertaking, assets, business or money of Party B is a reference to the undertaking, assets, business or money of Party B in the capacity referred to in Section 14(d)(vi) only.

(K)      TRUSTEE PROVISIONS: Insert the following new Section 15, after Section
         14:

         PARTY B'S LIMITATION OF LIABILITY



                                                                             17.

         (a) (LIMITATION ON PARTY B'S LIABILITY): Party B enters into this Agreement only in its capacity as trustee of the Fund and in no other capacity. A liability incurred by Party B acting in its capacity as trustee of a Warehouse Fund or Sub-Fund arising under or in connection with this Agreement is limited to and can be enforced against Party B only to the extent to which it can be satisfied out of the assets of the Warehouse Fund or Sub-Fund out of which Party B is actually indemnified for the liability. This limitation of Party B liability applies despite any other provision of this Agreement (other than Section 15(c)) and extends to all liabilities and obligations of Party B in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this Agreement.

         (b) (CLAIMS AGAINST PARTY B): The parties other than Party B may not sue Party B in respect of liabilities incurred by Party B acting in its capacity as trustee of a Warehouse Fund or Sub-Fund in any other capacity other than as trustee of that Warehouse Fund or Sub-Fund, including seek the appointment of a receiver (except in relation to assets of that Warehouse Fund or Sub-Fund), a liquidator, an administrator, or any similar person to Party B or prove in any liquidation, administration or arrangements of or affecting Party B (except in relation to the assets of that Warehouse Fund or Sub-Fund).

         (c) (BREACH OF TRUST): The provisions of this Section 15 will not apply to any obligation or liability of Party B to the extent that it is not satisfied because under the Trust Deed or any other Transaction Document or by operation of law there is a reduction in the extent of Party B's indemnification out of the assets of the relevant Warehouse Fund or Sub-Fund or, as a result of Party B's fraud, negligence or wilful default.

         (d) (ACTS OR OMISSIONS): It is acknowledged that each of the parties to a Transaction Document are responsible under that Transaction Document for performing a variety of obligations relating to each Warehouse Fund or each Sub-Fund. No act or omission of Party B (including any related failure to satisfy its obligations or any breach of representation or warranty under this Agreement) will be considered fraudulent, negligent or a wilful default of Party B for the purpose of paragraph
                  (c) of this Section 15 to the extent to which the act or omission was caused or contributed to by any failure by any party to a Transaction Document or any other person appointed by Party B under any Transaction Document (other than a person whose acts or omissions Party B is liable for in accordance with any Transaction Document) to fulfil its obligations relating to each Warehouse Fund or each Sub-Fund or by any other act or omission of a party to a Transaction Document or any other such person.



                                                                             18.

         (e) (NO OBLIGATION): Party B is not obliged to enter into any further commitment or obligation under this Agreement or any Transaction Document unless Party B's liability is limited in a manner in which is consistent with this Section 15 or otherwise in a manner satisfactory to Party B in its absolute discretion.

         (f) Without limiting the generality of this Section 15, the provisions of this Agreement shall have effect severally in respect of each Warehouse Fund and each Sub-Fund and shall be enforceable by or against Party B in its capacity as trustee of each such Warehouse Fund or Sub-Fund as though a separate Agreement applied between Party A and Party B for each of Party B's said several capacities, to the intent that (inter alia):

                  (i) unless the context indicates a contrary intention, each reference to "Party B" in this Agreement shall be construed as a several reference to Party B in its respective capacities as trustee of each Warehouse Fund and each Sub-Fund;

                  (ii) this Agreement together with each Confirmation relating to a particular Warehouse Fund or Sub-Fund will form a single separate agreement between Party A and Party B in its capacity as trustee of that Warehouse Fund or Sub-Fund and references to the respective obligations (including references to payment obligations generally and in the context of provisions for the netting of payments and the calculation of amounts due on early termination) of Party A and Party B shall be construed accordingly as a several reference to each mutual set of obligations arising under each such separate agreement between Party A and Party B in its several capacities as trustee of each Warehouse Fund and each Sub-Fund;

                  (iii) representations made and agreements entered by the parties under this Agreement are made and entered severally by Party B in its respective capacities as trustee of each Warehouse Fund and each Sub-Fund and may be enforced by Party B against Party A severally in Party B's said several capacities (and by Party A against Party B in Party B's said several capacities);

                  (iv) rights of termination, and obligations and entitlements consequent upon termination, only accrue to Party A against Party B severally in Party B's respective capacities as trustee of each Warehouse Fund and each Sub-Fund, and only accrue to Party B against Party A severally in Party B's said several capacities; and

                  (v) without limiting Section 15, the occurrence of an Event of Default or Termination Event in respect of one Warehouse Fund or one Sub-Fund shall not in itself constitute an Event of Default or Termination Event in respect of any other Warehouse Fund or Sub-Fund."









                                                                             19.

5.2      ADDITIONAL PROVISIONS

(A) ISDA DEFINITIONS: The 1991 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc ("ISDA")), as supplemented by the 1998 Supplement to the 1991 ISDA Definitions (as published by ISDA) (the "1991 ISDA DEFINITIONS") as at the date of this Agreement are incorporated into this Agreement and each Confirmation. Any reference to a:

         (i) "SWAP TRANSACTION" in the 1991 ISDA Definitions is deemed to be a reference to a "TRANSACTION" for the purpose of interpreting this Agreement or any Confirmation; and

         (ii) "TRANSACTION" in this Agreement or any Confirmation is deemed to be a reference to a "SWAP TRANSACTION" for the purpose of interpreting the 1991 ISDA Definitions.

(B) INCONSISTENCY: Unless specified otherwise, in the event of any inconsistency between any two or more of the following documents, they shall take precedence over each other in the following order in respect of that Transaction:

         (i)      any Confirmation;

         (ii)     this Agreement; and

         (iii)    the 1991 ISDA Definitions.

(C) APPOINTMENT OF MANAGER: Party B hereby exclusively appoints the Manager as its attorney to act on Party B's behalf and exercise all rights and powers of Party B with respect to this Agreement. Without limiting the generality of the foregoing, the Manager may issue and receive on behalf of Party B all notices, certificates and other communications to or by Party A under this Agreement until such time as Party B serves written notice on Party A of the revocation of the Manager's authority to act on behalf of Party B in accordance with this Part 5.2(c) of the Schedule. For the purposes of Section 15(d), each of the parties to this Agreement acknowledge that the Manager acting as attorney of Party B pursuant to this clause will not be a person whose acts or omissions Party B is liable for.

(D)      PROCEDURES FOR ENTERING INTO TRANSACTIONS:

         (i) CONFIRMATION OF TRANSACTIONS. With respect to each Transaction entered into pursuant to this Agreement and for the purposes of Section 9(e)(ii), Party A will, on or promptly after the relevant Trade Date, send Party B a Confirmation confirming that Transaction and the Manager on behalf of Party B must promptly then confirm the accuracy of or request the correction of such Confirmation.

         (ii) NOVATION OF MORTGAGE SWAPS. Subject to Part 5.2(e), the novation of each Transaction to be novated pursuant to the Master Novation Annex will occur, and thereafter be confirmed, in accordance with the provisions of the Master Novation Annex. The parties acknowledge that Section 15 applies to each such novation.

         (iii) SPECIFICATION OF SUB-FUND. Party B will enter into each Transaction in its capacity as trustee of a specific Warehouse Fund or Sub-Fund. Each Confirmation regarding a



                                                                             20.

                  Transaction must specify the name of the Warehouse Fund or Sub-Fund to which the Transaction relates.

(e) MASTER NOVATION ANNEX. From time to time Party A and Party B (or the Manager on its behalf) may agree to novate one or more Transactions from a Selling Fund to a Warehouse Fund or a Sub-Fund. Each such novation will be governed by the Master Novation Annex annexed to this Agreement (unless otherwise agreed by Party A and Party B, or by the Manager on behalf of Party B). The parties acknowledge that Section 15 applies to each such novation.

(f) ACCELERATED PAYMENTS CLAUSE: Where Party B is the Fixed Rate Payer under a Transaction, Party B may reduce the Fixed Rate applicable to that Transaction in accordance with the following procedure:

         (i) At any time Party B (or the Manager on its behalf) may serve a notice on Party A in writing requesting a reduction in the Fixed Rate and specifying:

                  (a) the Transaction in respect of which the reduction is sought;

                  (b) the amount which Party B proposes to pay to Party A in consideration of the reduction (the "ACCELERATED AMOUNT");

                  (c) the Payment Date from which the reduced Fixed Rate shall be effective (the RELEVANT PAYMENT DATE"); and

                  (d) a day, being a Business Day no earlier than 1 clear Business Day after the day on which service of the notice is effective, on which payment of the Accelerated Amount will be made and the reduction will become binding (the "VARIATION DATE").

         (ii) Upon such a notice being served, the parties must negotiate in good faith to agree not later than the Business Day immediately preceding the nominated Variation Date, a reduced Fixed Rate which would apply from the Relevant Payment Date in consideration of payment of the Accelerated Amount.

         (iii) If agreement is reached in accordance with paragraph (f)(ii), then:

                  (a) on the Variation Date, Party B shall pay Party A the Accelerated Amount; and

                  (b) with effect from the Variation Date the Transaction (including the Confirmation in respect thereof) shall be varied so that, with effect from the Relevant Payment Date (and in respect of each Payment Date thereafter), the Fixed Rate shall be the rate agreed pursuant to paragraph (f)(ii).

         (iv)     If agreement is not reached in accordance with paragraph
                  (f)(ii), then, at the option of Party B (or the Manager on its behalf):



                                                                             21.

                  (b) Party B will not pay Party A the Accelerated Amount and the Fixed Rate will not be altered; or

                  (b) Party B may, notwithstanding the failure to reach an agreement pursuant to paragraph (f)(ii), pay the Accelerated Amount to Party A on the Variation Date and the reduced Fixed Rate to apply from the Relevant Payment Date shall be determined by Party B (or by the Manager on its behalf) in accordance with paragraph (f)(v) below.

         (v) If paragraph (f)(iv)(b) applies, the reduced Fixed Rate shall be the then applicable Fixed Rate for the Transaction reduced by such amount as, when applied from the Relevant Payment Date through to the Maturity Date for the Transaction, results in reductions of each of the remaining Fixed Amounts payable by Party B under the Transaction, which reductions have an aggregate discounted present value as at the Variation Date equal to the amount of the Accelerated Payment. The rate to be applied in determining each of the discounted present values required for that calculation shall be, for each relevant maturity, the average of the rates quoted to Party B (or to the Manager on its behalf) by 3 leading dealers in the Australian interest rate swap market as the fixed rate each such dealer would be prepared to pay in an equivalent swap for that maturity minus 20 basis points or, in the event that it is not possible to obtain such quotes, the rate to be applied shall be the rate reasonably determined by the parties having regard to comparable indices then available.

         (vi) Neither the Floating Rate nor the Notional Amount is to vary as a result of the operation of this clause.

         (vii) Party B shall not be entitled to require any reduction of the Fixed Rate by application of this paragraph (f) that would result in the Fixed Rate being negative.

         (viii) Upon a Transaction being varied in accordance with this paragraph (f), that Transaction so varied shall be reconfirmed by the parties in accordance with Part 5.2(d)(i) of this Schedule as though it were a new Transaction.

(g) FURTHER ASSURANCES: Each party will, upon request by the other party (the "requesting party") at the expense of the requesting party, perform all such acts and execute all such agreements, assurances and other documents and instruments as the requesting party reasonably requires (and, in the case of Party B, are within the powers granted to Party B under the Trust Deed) to assure and confirm the rights and powers afforded, created or intended to be afforded or created, under or in relation to this Agreement and each Transaction or other dealing which occurs under or is contemplated by it.

(h) INTEREST RATE CAPS, COLLARS AND FLOORS: For purposes of the determination of a Market Quotation for a Terminated Transaction in respect of which a party ("X") had, immediately prior to the designation or occurrence of the relevant Early Termination Date, no future payment obligations, whether absolute or contingent, under
         Section 2(a)(i) of this Agreement with respect of the Terminated Transaction, (i) the quotations obtained from Reference Market makers shall be such as to preserve the economic equivalent of the payment obligations of the party ("Y") that had, immediately prior to the designation or occurrence of the relevant Early Termination Date, future payment obligations, whether absolute or contingent, under
         Section 2(a)(i) of this Agreement with respect to the Terminated Transaction and (ii) if X is making the determination



                                                                             22.

         such amounts shall be expressed as positive amounts and if Y is making the determination such amounts shall be expressed as negative amounts.

(i) OPTIONS: For the purposes of the determination of a Market Quotation for a Terminated Transaction that is identified as an Option, the quotations obtained from Reference Market-makers shall take into account, as of the relevant Early Termination Date, the economic equivalent of the right or rights granted pursuant to that Option which are or may become exercisable.

(j) ADDENDA INCORPORATED: The following addendum to the Schedule to Master Agreement of International Swaps and Derivatives Association, Inc. in the form of the copies attached to this Agreement are deemed to be incorporated in this Agreement:

         (a) September 1991 Australian Addendum No. 1 (as amended in September 1992 and March 1997) - Interest Rate Caps, Collars and Floors;

         (b) September 1991 Australian Addendum No. 2 (as amended in September 1992 and March 1994 and March 1997) - Swaptions;

         (c) September 1991 Australian Addendum No. 3 (as amended in September 1992 and March 1997) - Bond Options;

         (d) September 1992 Australian Addendum No. 6 - A$ Forward Rate Agreements;

         (e) September 1992 Australian Addendum No. 7 - Forward Rate Bill Agreements;

         (f) September 1992 Australian Addendum No. 8 - Synthetic Agreements for Forward Exchange;

         (g) September 1992 Australian Addendum No. 9 - Reciprocal Purchase Agreements; and

         (h)      March 1994 Australian Addendum No. 11 - Commodity
                  Transactions.

(k) AUTHORISED SIGNATORY: Each party will be entitled to assume, in the absence of any knowledge to the contrary, that any person signing any Confirmation, notice or other written communication issued in respect of this Agreement on behalf of a party is an Authorised Signatory of that party.

(l)      RECORDED CONVERSATIONS: Each party:

         (a) consents to the electronic recording of its telephone conversations with the other party (or any of its associated persons) with or without the use of an automatic tone warning device;

         (b) will provide transcripts of such recordings (if any) upon reasonable request by the other party (at the reasonable cost of the party requesting);



                                                                             23.

         (c) acknowledges that such recordings and transcripts can be used as evidence by either party in any dispute between them; and

         (d) acknowledges that neither is obligated to maintain copies of such recordings and transcripts for the benefit of the other party.

(m) KNOWLEDGE OR AWARENESS: Subject to Section 12(a), each party will only be considered to have knowledge or awareness of, or notice of, a thing or grounds to believe anything by virtue of the officers of that party or any Related Body Corporate of that party which have the day to day responsibility for the administration or management of that party's (or a Related Body Corporate of that party's) obligations in relation to a Warehouse Fund or a Sub-Fund or the Transactions entered into under this Agreement having actual knowledge, actual awareness or actual notice of that thing, or grounds or reason to believe that thing (and similar references will be interpreted in this way).

(n) DISCLOSURE TO RELATED BODIES CORPORATE: In relation to information which the Manager or Party B in its capacity as trustee of a Warehouse Fund or a Sub-Fund (the "RECIPIENT") receives from any other party to this Agreement (the "DISCLOSURE") in relation to the Warehouse Fund or Sub-Fund, or the trust established under the Security Trust Deed in relation to the Sub-Fund (the "INFORMATION"), each Discloser hereby severally authorises and consents to the Recipient making available such Information, except to the extent that the making available of such Information is prohibited by law (including, without limitation, the Privacy Act), to:

         (i) any Related Body Corporate of the Recipient which acts as custodian or Security Trustee of the assets of the Warehouse Fund or Sub-Fund or which otherwise has responsibility for the management or administration of the Warehouse Fund or Sub-Fund, including their respective assets;

         (ii) the Recipient acting in its capacity as Manager, custodian or servicer (as applicable) of the Warehouse Fund or Sub-Fund; and

         (iii) each Current Rating Authority in relation to the Warehouse Fund or Sub-Fund.

         Notwithstanding any other provision of this Agreement, the Recipient will not have any liability to the Discloser or any other person for the use, non-use, communication or non-communication of the Information in the above manner, except to the extent to which the Recipient has an express contractual obligation to disclose or not to disclose or to use or not to use certain information received by it and fails to do so.

(o) NOTICES: Party A must copy the Manager any notices given by it to Party B in respect of this Agreement.

(p) AMENDMENTS TO THIS AGREEMENT: Any amendment to this Agreement will not be effective unless (if any Registered Stock is outstanding) Party A and Party B have received written confirmation from the Manager that the Manager has received confirmation from each Current Rating Authority in relation to the Sub-Fund that the purported amendment will not result in a reduction, qualification or withdrawal of any credit rating then assigned by any Current Rating Authority in relation to the Sub-Fund to the Registered Stock in relation to the Sub-Fund.

(q)      PARTY A RATING:



                                                                             24.

         (i) PARTY A ACKNOWLEDGEMENT: Party A acknowledges that Party B enters into each Transaction in reliance upon Party A's credit ratings (current at the date that Transaction is entered into) by each Rating Authority.

         (ii)     RATINGS DOWNGRADE

                  If, as a result of the reduction or withdrawal of its credit rating by any Current Rating Authority in relation to a Transaction, Party A does not have the same credit ratings by those Current Rating Authorities as it did when the Transaction was entered into and has a credit rating by a Current Rating Authority in relation to the Transaction less than the relevant Prescribed Rating in relation to the Transaction, Party A must:

                  (1) within 30 Business Days of Party A ceasing to have that credit rating if and while Party A has a short term credit rating of at least A-1 or a long term credit rating of at least A- by S&P (if S&P is a Current Rating Authority in relation to the Transaction) or a long term credit rating of at least A3 by Moody's (if Moody's is a Current Rating Authority in relation to the Transaction) or a short term credit rating of at least F1 by Fitch (if Fitch is a Current Rating Authority in relation to the Transaction); or

                  (2) otherwise, and if sooner, within 5 Business Days of Party A ceasing to have a short term credit rating of at least A-1 or a long term credit rating of at least A- by S&P (if S&P is a Current Rating Authority in relation to the Transaction) or ceasing to have a long term credit rating of at least A3 by Moody's (if Moody's is a Current Rating Authority in relation to the Transaction) or a short term credit rating of at least F1 by Fitch (if Fitch is a Current Rating Authority in relation to the Transaction),

                  (or such greater period as is agreed to in writing by the Current Rating Authority), at its cost alone and at its election:

                  (3) provided that Party A then has assigned to it a short term credit rating of at least A-1 or long term credit rating of at least A- by S&P (if S&P is a Current Rating Authority in relation to the Transaction) and a short term credit rating of at least F1 by Fitch (if Fitch is a Current Rating Authority in relation to the Transaction), lodge in an Eligible Account in relation to the Transaction, as a prepayment of its obligations in respect of the Transaction, an amount equal to the Prepayment Amount; or

                  (4) enter into an agreement novating its rights and obligations under this Agreement in respect of the Transaction to a replacement counterparty acceptable to the Manager and which the Current Rating Authorities in relation to the Transaction confirm in writing will not result in a reduction, qualification or withdrawal of the credit ratings then assigned by them to the corresponding Registered Stock or Specified Investor Securities; or

                  (5) enter into such other arrangements in respect of the Transaction which are satisfactory to the Manager and which the Current Rating Authorities in relation to the Transaction confirm in writing will not result in a reduction, qualification or withdrawal of the credit ratings then assigned by them to the corresponding Registered Stock or Specified Investor Securities.



                                                                             25.

                  Notwithstanding that Party A has elected to satisfy its obligations pursuant to this Part 5.2(q)(ii) in a particular manner, it may subsequently and from time to time vary the manner in which it satisfies its obligations pursuant to this
                  Part 5.2(q)(ii) (but will not be entitled to any additional grace period in relation to such a variation).

         (iii)    PREPAYMENT AMOUNT

                  For the purpose of this Part 5.2(q) the Prepayment Amount will be an amount equal to the greater of the following:

                  (1)      zero;

                  (2) CR (where S&P is a Current Rating Authority in relation to the Transaction); and

                  (3) an amount acceptable to Moody's (where Moody's is a Current Rating Authority in relation to the Transaction) and Fitch (where Fitch is a Current Rating Authority in relation to the Transaction) and sufficient to maintain the credit ratings assigned to the corresponding Registered Stock or Specified Investor Securities by Moody's and Fitch, as applicable, immediately prior to the review of Party A's credit rating.

                           Where:

                                CR = MM + V

                           MM means the aggregate of the mark-to-market value (whether positive or negative) of the Transaction determined in accordance with Part 5.2(q)(iv) no earlier than 3 Banking Days prior to the date that the Prepayment Amount is lodged.

                           V means the volatility buffer, being the value calculated by multiplying the Notional Amount of the Transaction (as defined in the Confirmation for the Transaction) at the most recent Distribution Date by the relevant percentage obtained from the following table (or such other percentages as may be specified by S&P from time to time):

----------------------------------------------------------------------------------------
PARTY A'S S&P     WHERE THE PERIOD      WHERE THE PERIOD         WHERE THE PERIOD
LONG TERM         BETWEEN THE DATE OF   BETWEEN THE DATE OF      BETWEEN THE DATE OF
CREDIT RATING     RECALCULATION AND     RECALCULATION AND THE    RECALCULATION AND THE
                  THE WEIGHTED          WEIGHTED AVERAGE OF      WEIGHTED AVERAGE OF
                  AVERAGE OF THE        THE MATURITY DATES OF    THE MATURITY DATES OF
                  MATURITY DATES OF     THE THEN FIXED RATE      THE THEN FIXED RATE
                  THE THEN FIXED RATE   PERIODS IN RESPECT OF    PERIODS IN RESPECT
                  PERIODS IN RESPECT    THE LOANS THE SUBJECT    OF  THE LOANS THE
                  OF LOANS THE          OF THE TRANSACTION IS    SUBJECT OF THE
                  SUBJECT OF THE        GREATER THAN 5 YEARS     TRANSACTION IS
                  TRANSACTION IS LESS   AND LESS THAN OR EQUAL   GREATER THAN 10 YEARS
                  THAN OR EQUAL TO 5    TO 10 YEARS
                  YEARS
----------------------------------------------------------------------------------------
A+                1.05                  1.75                     3.0
----------------------------------------------------------------------------------------
A                 1.35                  2.45                     4.5
----------------------------------------------------------------------------------------
A-                1.5                   3.15                     6
----------------------------------------------------------------------------------------




                                                                             26.

         (iv)     MARK TO MARKET VALUE

                  Party A must calculate the mark-to-market value of the Transaction by obtaining 2 bids from counterparties, with at least the Prescribed Ratings in relation to the Transaction, willing to provide the Transaction in the absence of Party A. The mark-to-market value may be a positive or a negative amount. A bid has a negative value if the payment to be made is from the counterparty to Party A and has a positive value if the payment to be made is from Party A to the counterparty. The mark-to-market value is the higher of the bids (on the basis that any bid of a positive value is higher than any bid of a negative value).

         (v)      WEEKLY RECALCULATION

                  Party A must recalculate the Prepayment Amount (including, if applicable, the CR and the mark-to-market value) on a weekly basis. If:

                  (1) the recalculated Prepayment Amount is greater than then Prepayment Balance, Party A must make an additional prepayment in accordance with Part 5.2(q)(ii)(3) within 3 Business Days of such recalculation so that the Prepayment Balance equals the recalculated Prepayment Amount; or

                  (2) the recalculated Prepayment Amount is less than the then Prepayment Balance, Party B must upon the direction of the Manager withdraw an amount from the Eligible Account referred to in Part 5.2(q)(ii)(3) and pay it to Party A within 3 Business Days of receiving notice of such recalculation so that the remaining Prepayment Balance after such withdrawal equals the recalculated Prepayment Amount.

         (vii)    UTILISATION

                  If the Prepayment Balance is applied towards an amount payable by Party A in accordance with Section 2(e), Party A must within 3 Business Days make an additional prepayment in accordance with Part 5.2(q)(ii)(3) equal to the amount so applied. All interest on the Eligible Account will accrue and be payable monthly to Party A.

         (viii)   REPAYMENT

                  If Party A regains the credit ratings from each Current Rating Authority in relation to the Transaction it had when it entered into the Transaction then Party B must, upon the direction of the Manager, repay to Party A the then Prepayment Balance.





                                                                             27.

                              MASTER NOVATION ANNEX


This Master Novation Annex is annexed to and forms part of the Master Agreement dated 2000 between Commonwealth Bank of Australia as Party A, Perpetual Trustees Australia Limited as Party B and Macquarie Securitisation Limited as Manager.

1.         DEFINITIONS

           In this Annex:

           "NOVATION CONFIRMATION" means a confirmation in the form of novation confirmation set out in the Schedule to this Annex or in such other form as agreed between Party A and Party B (or the Manager on its behalf).

           "NOVATION DATE" means, in relation to a Transaction, the date agreed by Party A and Party B (or the Manager on its behalf) as the date the novation of that Transaction becomes effective.

           "RELEVANT SELLING FUND" means, in relation to a Transaction, Party B in its capacity as trustee of the Selling Fund from which that Transaction is to be novated.

           "RELEVANT PURCHASING FUND" means in relation to a Transaction, Party B in its capacity as trustee of the Warehouse Fund or Sub-Fund to which that Transaction is to be novated.

2.         CONSIDERATION

           Each novation of a Transaction under this Annex constitutes, without the need for anything further, a binding agreement on the part of each of the Relevant Selling Fund, the Relevant Purchasing Fund and Party A that the consideration constituted by the releases and obligations given and undertaken respectively pursuant to this Annex, together with such other consideration as may be provided under the Trust Deed or elsewhere, in respect of the novation of that Transaction and any other dealing or transaction that occurs in conjunction with that novation, comprises adequate commercial consideration for their respective releases and obligations under this Annex in relation to the novation of that Transaction. The Manager represents on each Novation Date for a Transaction that valuable consideration is being paid by the Relevant Purchasing Fund to the Relevant Selling Fund (or visa versa) for, amongst other things, the novation.

3.         NOVATION FROM SELLING FUND TO PURCHASING FUND

3.1        RELEASE OF SELLING FUND

           On and from the Novation Date for a Transaction, the Relevant Selling Fund and Party A will have no further rights against, or obligations to, each other in connection with that Transaction.

3.2        ASSUMPTION BY PURCHASING FUND

           On the Novation Date for a Transaction, the Relevant Purchasing Fund is deemed to undertake to Party A that it will duly observe and perform and totally assume all the obligations of the



                                                                             28.

           Relevant Selling Fund under that Transaction, as if the Relevant Purchasing Fund had been named as a party to that Transaction instead of the Relevant Selling Fund.

3.3        ACKNOWLEDGEMENT BY PARTY A

           On the Novation Date for a Transaction, Party A is deemed to undertake and acknowledge to the Relevant Purchasing Fund that the Relevant Purchasing Fund is on and from the Novation Date entitled to all the rights and entitlements of the Relevant Selling Fund under that Transaction.

3.4        REFERENCES TO PARTY B

           On and from the Novation Date for a Transaction, every reference in the Confirmation for that Transaction to "Party B" or the Relevant Selling Fund is deemed to be a reference to the Trustee in its capacity as trustee of the Relevant Purchasing Fund.

4.         REPRESENTATIONS AND WARRANTIES

           On the Novation Date for a Transaction, the Manager and Party A are deemed to represent and warrant to the Relevant Purchasing Fund as at that date, that:

           (a) (DUE PERFORMANCE): each of the Relevant Selling Fund, in the case of the Manager, and Party A, in the case of Party A, has duly and punctually performed and observed all the terms and conditions of that Transaction on its part to be performed and observed;

           (b) (NO DEFAULT): to the best of its knowledge and belief there is no default or any event which is, or with the lapse of time or expiry of notice or at the election of any person could become, an Event of Default or a Termination Event in relation to that Transaction;

           (c) (NO AMENDMENT): other than as disclosed in writing prior to that Novation Date, the terms of that Transaction are fully disclosed in its Confirmation and have not been supplemented, amended or varied; and

           (d) (NO CROSS-CLAIMS): neither the Relevant Selling Fund, in the case of the Manager, nor Party A, in the case of Party A, has made any claim, cross-claim, cross-demand or exercised any right of set-off against the other in respect of that Transaction other than in accordance with the terms of that Transaction.

5.         AGREEMENT AND CONFIRMATION

5.1        AGREEMENT TO NOVATE

           An agreement to novate a Transaction under this Annex becomes binding when Party A and Party B (or the Manager on its behalf) agree (whether orally or otherwise) the Novation Date for that Transaction and the Warehouse Fund or Sub-Fund to which it will be novated. Party A must agree to novate a Transaction under this Annex if a Security Trust Deed is in place for the Relevant Purchasing Fund, provided always that the Relevant Purchasing Fund has issued Registered Stock or Specified Investor Securities that are rated no lower at the Novation Date than "A-1+" or "AAA" by S&P, or the equivalent ratings thereof by Moodys or Fitch. Party A is under no obligation whatsoever to agree to novate a Transaction under this Annex to a Warehouse Fund.



                                                                             29.

5.2        NOVATION CONFIRMATIONS

           As soon as practicable after an agreement to novate has been entered into in accordance with Section 5.1 of this Annex, Party B (or the Manager on its behalf) must issue to Party A, a Novation Confirmation. Upon receipt of a Novation Confirmation, Party A must promptly either:

           (a) confirm the accuracy of the Novation Confirmation by counter-signing and returning that Novation Confirmation to the Manager; or

           (b)        request the correction of that Novation Confirmation.





                                                                             30.

                      SCHEDULE TO THE MASTER NOVATION ANNEX

                              NOVATION CONFIRMATION



[Date]

TO:           Commonwealth Bank of Australia, ACN 123 123 124 ("PARTY A")

FROM:         PERPETUAL TRUSTEES AUSTRALIA LIMITED, ACN 000 431 827 ("PARTY B")



NOVATION CONFIRMATION

The parties refer to the Master Agreement made between Party A, Party B and Macquarie Securitisation Limited (the "MASTER AGREEMENT"). Unless the context indicates a contrary intention, terms defined in the Master Agreement have the same meaning where used in this Novation Confirmation.

For the purposes of this Novation Confirmation:

(a) a reference to the Relevant Selling Fund is a reference to [Name of Selling Fund];

(b) a reference to the Relevant Purchasing Fund is a reference to [Name of Warehouse Fund or Sub-Fund]; and

(c)        a reference to the Novation Date is a reference to [Insert Date].

The parties hereby confirm and agree that as of the Novation Date each of the Transactions (the "NOVATED TRANSACTIONS") referred to in the Schedule to this Novation Confirmation is novated from the Relevant Selling Fund to the Relevant Purchasing Fund in accordance with the terms of the Master Novation Annex.


                                    SCHEDULE

                              NOVATED TRANSACTIONS

[SERIAL NO.  TRADE DATE    FACILITY NO.   NOTIONAL   FIXED SWAP   CURRENT
                                          AMOUNT     RATE         FLOATING RATE]


[Aggregate Notional Amount:

Aggregate Fixed Swap Rate (being a weighted average calculated by reference to the Notional Amount of each Novated Transaction):]

This Novation Confirmation supplements and forms part of the Master Agreement.

Confirmed as of the date first above written.



                                                                             31.

For and on behalf of the Manager as attorney for Party B





----------------------------------------      ----------------------------------
(Authorised Signatory)                        (Authorised Signatory)







For and on behalf of Party A





----------------------------------------      ----------------------------------
(Authorised Signatory)                        (Authorised Signatory)




                                                                             32.

                FIXED - FLOATING INTEREST RATE SWAP CONFIRMATION
                ------------------------------------------------
                                 PRO-FORMA ONLY
                                 --------------

Commonwealth Bank of Australia
ACN 123 123 124

COMMONWEALTH BANK OF AUSTRALIA
                                            Confirmations Ph: (02) 9312 2169
                                            Facsimile : (02) 9312 4794
                                            Rate Set Enq Ph : (02) 9312 4787
                                            Settlements Ph: (02) 9312 4788

[DATE]

Perpetual Trustees Australia Limited as trustee of the PUMA Global Trust No. 1 c/- Macquarie Securitisation Limited
Level 23, 20 Bond Street
Sydney NSW 2000

Fax Number:

Attn:

SWAP TRANSACTION

The purpose of this letter is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the "Transaction"). This letter constitutes a "Confirmation" as referred to in the Master Agreement specified below.

The definitions and provisions contained in the 1991 ISDA Definitions (as supplemented by the 1998 Supplement), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

1. The Confirmation supplements, forms part of, and is subject to, the Master Agreement dated as of 13 October 2000, as amended and supplemented from time to time (the "Agreement"), between Commonwealth Bank of Australia, Perpetual Trustees Australia Limited (as trustee of the PUMA Fund) ("PTAL") and Macquarie Securitisation Limited ("MSL"). All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

2. This confirmation is signed by MSL as attorney for and on behalf of PTAL as trustee of the PUMA Global Trust No. 1 pursuant to Part 5.2 (c) of the Master Agreement. The Transaction is entered into by PTAL in its capacity as trustee of the PUMA Global Trust No. 1.

3. The terms of the particular Transaction to which this Confirmation relates are as follows:-

Transaction ID             :

Notional Amount            :

Trade Date                 :

Effective Date             :

Termination Date           :

FIXED AMOUNTS

Fixed Rate Payer       :  PTAL as trustee of the PUMA Global Trust No. 1 OR
                          Commonwealth Bank of Australia (delete as appropriate)

Fixed Rate Payer
Payment Dates          :  the [ ] day of each of [ ], [ ] , [ ] and [ ]

Fixed Rate             :

Fixed Rate Day
Count Fraction         :

FLOATING AMOUNTS

Floating Rate Payer    :  PTAL as trustee of the PUMA Global Trust No. 1 OR
                          Commonwealth Bank of Australia (delete as appropriate)

Floating Rate Payer

Payment Dates          :  the [ ] day of each of [ ], [ ] , [ ] and [ ]

Floating Rate Day
Count Fraction         :

Floating Rate Option   :

Designated Maturity    :

Reset Dates            :
Business Days
for AUD Currency       :

Calculation Agent      :  PTAL as trustee of the PUMA Global Trust No. 1 OR
                          Commonwealth Bank of Australia

ACCOUNT DETAILS

4.  OFFICES

(a) The office of COMMONWEALTH BANK OF AUSTRALIA for the Transaction is Sydney

(b) The office of PTAL as trustee of the PUMA Global Trust No. 1 for the Transaction is c/ MSL, Level 23, 20 Bond Street Sydney NSW 2000:

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this confirmation enclosed for that purpose and returning it to us.

Yours faithfully

COMMONWEALTH BANK OF AUSTRALIA

By:

Name      :

Title     : Assistant Manager, Derivatives

Confirmed as of the date first written:-

By   : PTAL AS TRUSTEE OF THE PUMA GLOBAL TRUST NO. 1

Name     :
Title    :